As filed with the Securities and Exchange Commission on May 27, 1997
						                                     		Registration No. 33-___________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                           Registration Statement
                                 Under the
                           Securities Act of 1933

                          DIGITAL LINK CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

    California                                              77-0067742
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)


                              217 Humboldt Court
                          Sunnyvale, California 94089
                     (Address of Principal Executive Offices)

                            1992 Equity Incentive Plan
                             (Full Title of the Plan)

                             Stanley E. Kazmierczak
                            Digital Link Corporation
                               217 Humboldt Court
                          Sunnyvale, California  94089
                     (Name and Address of Agent For Service)

                               (408)  745-6200
           (Telephone Number, Including Area Code, of Agent For Service)

                                  Copies to:

                         Eileen Duffy Robinett, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE


                                                    Proposed
Title of Securities    Amount       Proposed        Maximum       Amount of
 to be Registered      to be     Maximum Offering   Aggregate    Registration
                     Registered   Price Per Share  Offering Price    Fee
Common Stock,
     no par value    800,000(1)    $17.6875(2)    	$14,150,000(2) 	$4,287.88


(1)	Additional shares available for grant and not yet subject to outstanding options as of May 21, 1997 under the 1992 Equity Incentive Plan, as amended.
(2)	Estimated as of May 23, 1997 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.


                            DIGITAL LINK CORPORATION
                      REGISTRATION STATEMENT ON FORM S-8
                                  PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        	(a)	The Registrant's annual report on Form 10-K for the year ended
             December 31, 1996 filed under the Securities Exchange Act of
             1934, as amended (the "Exchange Act") on March 28, 1997
             (Commission File No. 0-23110);

        	(b)	The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997 filed under the Exchange Act on May 15,
             1997 (Commission File No. 0-23110);

        	(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Commission
             File No. 0-23110) filed on December 20, 1993 with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

        	Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        	Not applicable.

Item 6.  Indemnification of Directors and Officers.

        	The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances.  This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code
(the "California Code") (concerning contracts or transactions between the
Registrant and a director) or (vii) under Section 316 of the California Code
(concerning directors' liability for improper dividends, loans and guarantees).  The provision does not extend to acts or ommissions of a director in his capacity as an officer.  Further, the provision has no effect on claims arising under federal or state securities laws and will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

     	The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaws provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

        	Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

        	The Registrant carries directors' and officers' insurance.

Item 7.  Exemption from Registration Claimed.

        	Not applicable.

Item 8.  Exhibits.

        	4.01	Registrant's Amended and Restated Articles of Incorporation
              filed on February 7, 1994 (incorporated herein by reference to
              Exhibit 3.01 of the Registrant's Form 10-K for the year ended
              December 31, 1994 (the "1994 Form 10-K"), Commission File No.
              0-23110).

	        4.02	Registrant's Certificate of Correction of Amended and Restated
              Articles of Incorporation filed on April 7, 1994 (incorporated herein by reference to Exhibit 3.02 of the 1994 Form 10-K,
              Commission File No. 0-23110).

        	4.03	Registrant's Bylaws, as amended (incorporated herein by
              reference to Exhibit 4.03 of Registrant's Registration
              Statement on Form S-8 (No. 33-95176) filed with the Commission on July 31, 1995.

        	4.04	Registrant's 1992 Equity Incentive Plan, as amended.

        	4.05	Form of Agreement for Registrant's 1992 Equity Incentive Plan,
              as amended (incorporated herein by reference to Exhibit 10.06 of the 1994 Form 10-K, Commission File No. 0-23110).

        	4.06	Form of specimen certificate for Registrant's Common Stock
              (incorporated herein by reference to Exhibit 4.01 of the Registrant's Registration Statement on Form S-1 (No. 33-72642) originally filed on December 8, 1993 (the "Form S-1")).

        	4.07	Registration Rights Agreement among Registrant, Vinita Gupta,
              Summit Ventures, L.P., SV Eurofund C.V. and Summit Investors,
              L.P. dated December 23, 1987 and certain exhibits thereto
              (incorporated herein by reference to Exhibit 4.02 of the
              Form S-1).

        	5.01	Opinion of Fenwick & West LLP.

       	23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

       	23.02	Consent of Coopers & Lybrand L.L.P., Independent Accountants.

       	24.01	Power of Attorney (see page 7).

Item 9.  Undertakings.

        	The undersigned Registrant hereby undertakes:

           		(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement:

           		(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          		(ii)	To reflect in the prospectus any facts or events arising
after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the
Registration Statement;

         		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         		Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the
Registration Statement.

          		(2)	That, for the purpose of determining any liability under
the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          		(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

          		The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          		Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 EXPERTS

     	The consolidated balance sheets as of December 31, 1995 and 1996 and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Registration Statement, have been audited by Coopers & Lybrand L.L.P, Independent Accountants, as set forth in their report thereon, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



                               SIGNATURES

    	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 27th day of May, 1997.


                            	DIGITAL LINK CORPORATION



                             By: 	/s/ Stanley E. Kazmierczak
	                                	Stanley E. Kazmierczak,
	                                	Vice President, Finance and Andministration,
                                		Chief Financial Officer and Secretary



                                 POWER OF ATTORNEY

     	KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Vinita Gupta and Stanley E. Kazmierczak, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature        	               Title             	           Date

Principal Executive Officer:

/s/ Alan I. Fraser		            Chief Executive Officer and	     May 27, 1997
Alan I. Fraser                 	President


Principal Financial Officer
and Principal Accounting
Officer:

/s/ Stanley E. Kazmierczak		    Vice President, Finance and	     May 27, 1997
Stanley E. Kazmierczak    	     Administration , Chief Financial
	                               Officer and Secretary

Additional Directors:

/s/ Richard Alberding		         Director	                        May 27, 1997
Richard C. Alberding

/s/ Gregory Avis		              Director	                        May 27, 1997
Gregory Avis

/s/ Narendra K. Gupta		         Director	                        May 27, 1997
Narendra K. Gupta

/s/ Vinita Gupta		              Director	                        May 27, 1997
Vinita Gupta



                                 Exhibit Index

                                                               		Sequentially
		                                                                  Numbered
Exhibit No.	                   Description		                          Page

	4.01	   Registrant's Amended and Restated Articles of
         Incorporation filed on February 7, 1994 (incorporated herein by reference to Exhibit 3.01 of the Registrant's Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K"), Commission File No. 0-23110).

	4.02	   Registrant's Certificate of Correction of Amended
         and Restated Articles of Incorporation filed on April 7, 1994 (incorporated herein by reference to Exhibit 3.02 of the 1994 Form 10-K, Commission File
         No. 0-23110).

	4.03	   Registrant's Bylaws, as amended (incorporated herein by
         reference to Exhibit 4.03 of Registrant's Registration
         Statement on Form S-8 (No. 33-95176) filed with the
         Commission on July 31, 1995.

	4.04	   Registrant's 1992 Equity Incentive Plan, as amended.           9

	4.05	   Form of Agreement for Registrant's 1992 Equity Incentive
         Plan, as amended (incorporated herein by reference to Exhibit 10.06 of the 1994 Form 10-K, Commission File
         No. 0-23110).

	4.06   	Form of specimen certificate for Registrant's Common
         Stock (incorporated herein by reference to Exhibit
         4.01 of this Registrant's Registration Statement on
         Form S-1 (No. 33-72642) originally filed on December 8,
         1993 (the "Form S-1")).

	4.07	   Registration Rights Agreement among Registrant,
         Vinita Gupta, Summit Ventures, L.P., SV Eurofund C.V.
         and Summit Investors, L.P. dated December 23, 1987 and certain exhibits thereto (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

	5.01	   Opinion of Fenwick & West LLP.                                  10

	23.01	  Consent of Fenwick & West LLP (included in Exhibit 5.01).

	23.02	  Consent of Coopers & Lybrand L.L.P., Independent Accountants.   11

	24.01	  Power of Attorney (see page 7).